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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated February 2, 2001 for Unity Emerging Technology Venture One Ltd. and to all references to our firm included in or made a part of this registration statement.


                                          ARTHUR ANDERSEN LLP


New York, New York
February 2, 2001